EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-136500, 333-115973, 333-103310, 333-85321, 333-51200, 33-80838, 33-50510, 33-41515, 33-41509, 33-39091, 33-21092) of CyberOptics Corporation of our report dated March 9, 2007 relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.

PricewaterhouseCoopers LLP

Minneapolis, Minnesota

March 9, 2007

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